EXHIBIT 23.1

                     INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration
Statement on Form S-8 for NMXS.com, Inc., of our report dated February 22, 2002, relating to our audit of the financial statements of NMXS.com, Inc. and subsidiaries included in the Form 10-KSB for the year ended December 31, 2001.

/s/ Richard A. Eisner & Company, LLP

Florham Park, New Jersey
April 5, 2002